Exhibit 10.4

SECURITY AGREEMENT

This Security Agreement (the “Agreement”) is made and entered into on March 23, 2017, by and between M&I Electric Industries, Inc., a Texas corporation (the “Debtor”), and HD Special-Situations III, LP, a Delaware limited partnership, and its permitted endorsees, transferees and assigns (collectively, the “Secured Party”).

Recitals

A.    Concurrently herewith, Debtor, the Secured Party and various other entities have entered into a Note Purchase Agreement (the “NPA”) and certain other agreements.

B.    Debtor now enters into this Agreement with the Secured Party as security for Debtor’s Obligations (as defined below).

Agreements

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Definitions. Terms used but not otherwise defined in this Agreement that are defined in the Uniform Commercial Code as adopted in the State of Texas (“UCC”) (such as “account,” “chattel paper,” “deposit account,” “document,” “equipment,” “fixtures,” “general intangibles,” “goods,” “instruments,” “inventory,” “investment property,” “proceeds,” and “supporting obligations”) shall have the respective meanings given such terms in Article 9 of the UCC. Capitalized terms used in this Agreement and not defined elsewhere herein or in the NPA shall have the meanings set forth below:

“Collateral” means all of Debtor’s tangible and intangible personal property assets, including, but not limited to, all of the following: (i) all accounts, cash and currency, chattel paper, deposit accounts, documents (including all negotiable and non-negotiable documents of title covering any Collateral), equipment, fixtures, general intangibles (including all amounts due to Debtor from a factor), goods (including all returned or repossessed goods which, on sale or lease, resulted in an account or chattel paper) instruments, intellectual property (including all patents, patent applications, registered trademarks, registered service marks, registered copyrights, trade secrets, know-how and other items of intellectual property, including, but not limited to, the items listed on the attached Exhibit 1), inventory (including all materials, work in process and finished goods), investment property, licenses, loans receivable, motor vehicles, Negotiable Collateral, supporting obligations, all rights under warranties and insurance contracts, Debtor’s Books, and such other assets of Debtor as may hereafter arise or Debtor may hereafter acquire or as to which the Secured Party may from time-to-time be granted a security interest, and (ii) the proceeds of any of the foregoing, including, but not limited to, proceeds of insurance covering the foregoing or any portion thereof; provided, however, that notwithstanding anything to the contrary contained in this Agreement, the Collateral does not include (i) any assets listed on the attached Exhibit 2, but only while any liens that are on those assets as of the date of this Agreement remain in effect and (ii) any “hazardous waste” as that term is defined under 42 U.S.C. section 6903(5), as such section may be amended from time-to-time, or under any regulations thereunder.

“Debtor’s Books” means all of Debtor’s books and records, including, but not limited to, all records, ledgers and computer programs, disk or tape files, printouts, electronic media, and any other computer-prepared information (including, but not limited to, any computer-readable memory) indicating, summarizing or evidencing the Collateral.

“Event of Default” has the meaning specified in Section 7 of this Agreement.

“Negotiable Collateral” means all of Debtor’s presently existing and hereafter acquired or arising letters of credit, advices of credit, promissory notes, drafts, instruments, documents, equity interests in any entity, leases of personal property and chattel paper, as well as Debtor’s Books relating to any of the foregoing.

“Obligations” means any and all present or future indebtedness or obligations of Debtor owing to the Secured Party under the Note and the other Closing Documents to which Debtor is a party, including, without limitation, (i) any amendments to any of the foregoing, (ii) all interest and other payments required thereunder that are not paid when due, and (iii) all of the Secured Party Expenses which Debtor is required to pay or reimburse by this Agreement, by law, or otherwise.

“Permitted Liens” means (i) those liens existing on the date hereof and set forth on the attached Exhibit 3, (ii) statutory liens for taxes, assessments or other governmental charges or levies that are not yet delinquent or that are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, (iii) liens securing indebtedness permitted under the Closing Documents, (iv) landlords’, operators’, carriers’, warehousemen’s, repairmen’s, mechanics’, materialmen’s, or other like liens that do not secure the Obligations, in each case only to the extent arising in the ordinary course of business and only to the extent securing obligations that are not delinquent for more than sixty (60) days or that are being contested in good faith by appropriate proceedings, (v) deposits of cash, letters of credit, or securities to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and not constituting the Obligations, (vi) liens (A) of a collection bank arising under Section 4.210 of the Uniform Commercial Code on items in the course of collection and (B) consistent with those arising by operation of law or contract and consisting of customary and ordinary course rights of setoff upon deposits of cash in favor of banks or other depository institutions in the ordinary course of business, (vii) liens permitted by the Closing Documents, (viii) judgment and attachment liens not giving rise to a default, provided that any appropriate legal proceedings that may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired and no action to enforce such lien has been commenced; and such liens are covered by a bond or insurance reasonably acceptable to the Secured Party, (ix) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislations, and (x) all liens set forth in the Title Policy (as defined in the NPA).

“Secured Party Expenses” means (i) all costs or expenses required to be paid by Debtor under this Agreement that are instead paid or advanced by the Secured Party, including without limitation, all taxes, liens, securities interests, encumbrances or other claims at any time levied or placed on the Collateral to the extent that such taxes, liens security interests, encumbrances or other claims have become delinquent and Debtor has failed to reasonably dispute such taxes, liens security interests, encumbrances or other claims, (ii) all reasonable and customary costs and expenses incurred to correct any default or enforce any provision of this Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale or advertising to sell all or any part of the Collateral, irrespective of whether a sale is consummated, and (iii) all reasonable costs and expenses (including reasonable attorney’s fees) incurred by the Secured Party in enforcing or defending this Agreement, irrespective of whether suit is brought.

2.    Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and vice versa, to the part include the whole, “including” is not limiting, and “or” has the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section references are to this Agreement, unless otherwise specified.

3.    Creation of Security Interest.

3.1    Grant of Security Interest. In order to secure Debtor’s timely payment of the Obligations and timely performance of each and all of its covenants and obligations under this Agreement and any other document, instrument or agreement executed by Debtor or delivered by Debtor to the Secured Party in connection with the Obligations, Debtor hereby unconditionally and irrevocably grants, pledges and hypothecates to the Secured Party a continuing first-priority security interest in and to, a lien upon, assignment of, and right of set-off against, all presently existing and hereafter acquired or arising Collateral; provided, however, that while a Permitted Lien that is designated “First-Priority” on Exhibit 3 remains in effect on its specified Collateral, the Secured Party shall instead hold a second or lesser priority (as the case may be) security interest in and to, a lien upon, assignment of, and right of set-off against, such Collateral. The forgoing security interest shall attach to all Collateral without further act on the part of the Secured Party or Debtor.

3.2    Rights as to Inventory. Unless an Event of Default under this Agreement is continuing, Debtor may, subject to the provisions hereof and consistent herewith, sell its inventory and enter into licenses with respect to its property, but in each case only in the ordinary course of Debtor’s business. A sale of inventory in Debtor’s ordinary course of business does not include an exchange or a transfer in partial or total satisfaction of a debt owing by Debtor, nor does it include an exchange for less than the lower of cost or fair market value.

Unless an Event of Default under this Agreement is continuing, Debtor may also use and consume any raw materials or supplies, the use and consumption of which are necessary to carry on the business of Debtor.

4.    Insurance.

4.1    General.    Debtor shall, at its expense, keep its business and assets (including the Collateral to the extent appropriate), and the business and assets of any subsidiary, insured as provided in the NPA. All insurers and insurance coverage shall be reasonably acceptable to the Secured Party. If Debtor at any time fails to obtain or maintain any insurance as required under this Agreement, the Secured Party may (but shall not be obligated to) obtain insurance comparable in cost and with coverage in such amounts and types as the insurance coverage required to be maintained by Debtor pursuant hereto, including if it so chooses “single interest insurance,” which will cover the Secured Party’s interest in the Collateral for its benefit. If any such insurance is obtained by the Secured Party, the cost thereof shall constitute Secured Party Expenses.

4.2    Insurance Reports. Upon reasonable request of the Secured Party, Debtor shall furnish to the Secured Party reports or certificates on each existing policy of insurance showing such information as the Secured Party may reasonably request, including the following: (i) the name of the insurer, (ii) the risks insured, (iii) the amount of the policy, (iv) the property insured, (v) the then-current value on the basis of which insurance has been obtained and the manner of determining that value and (vi) the expiration date of the policy.

5.    Filings; Further Assurances.

5.1    General. The Secured Party is authorized to file a UCC-1 Financing Statement with the Secretary of State of the State of Texas evidencing the Secured Party’s security interest in the Collateral. Debtor also authorizes the filing by the Secured Party of such other UCC financing statements, continuation financing statements, fixture filings, security agreements, mortgages, deeds of trust, chattel mortgages, assignments, motor vehicle lien acknowledgments and other documents as the Secured Party may reasonably require in order to perfect, maintain, protect or enforce its security interest in the Collateral or any portion thereof and in order to fully consummate all of the transactions contemplated under this Agreement. Subject to the foregoing, if so requested by the Secured Party at any time hereafter, Debtor shall promptly execute and deliver to the Secured Party such fixture filings, security agreements, mortgages, deeds of trust, chattel mortgages, assignments, motor vehicle lien acknowledgments, and such other documents as the Secured Party may reasonably require from Debtor in order to perfect, maintain, protect or enforce its rights under this Agreement. Debtor hereby irrevocably constitutes and appoints the Secured Party as Debtor’s true and lawful attorney with power, upon Debtor’s failure or refusal to promptly comply with its obligations in this Section 5.1, to sign the name of Debtor on any of the above-described documents or on any other similar documents which need to be executed, recorded or filed in order to perfect, maintain, protect or enforce the Secured Party’s security interest in the Collateral. Debtor’s appointment of the Secured Party as Debtor’s true and lawful attorney shall be solely for the purpose provided for in the preceding sentence and for no other purpose. Debtor shall promptly pay any filing fees imposed in connection with the filing of any document authorized or required by this Section. If any such filing fees are incurred by the Secured Party, they shall constitute Secured Party Expenses.

5.2    Additional Matters. Without limiting the generality of Section 5.1, Debtor shall (i) at the reasonable written request of the Secured Party, appear in and defend any action or proceeding which is reasonably expected to have a material and adverse effect with respect to Debtor’s title to, or the security interest of the Secured Party in, the Collateral and (ii) promptly furnish to the Secured Party such reports in connection with the Collateral as are required by the NPA.

6.    Representations, Warranties and Agreements. Debtor represents, warrants and agrees as follows:

6.1    No Other Encumbrances; First-Priority Lien. Debtor has good and marketable title to the Collateral, free and clear of any liens, claims, encumbrances and rights of any kind except the Permitted Liens or as otherwise approved in writing by the Secured Party.

6.2    Right to Inspect the Collateral. The Secured Party shall have the right, during Debtor’s usual business hours and upon reasonable advance notice, to inspect and examine the Collateral. Debtor shall reimburse the Secured Party for all commercially reasonable costs and expenses incurred by it in connection with one inspection per year plus any other inspections that are made during the year when an Event of Default is continuing, with Secured Party to bear the costs and expenses of any additional inspections.

6.3    Title to Motor Vehicles. Upon the Secured Party’s reasonable request pursuant to Section 5(ee) of the NPA, the Borrower shall as promptly as is commercially reasonable (i) cause a lien on each of its motor vehicles that is not listed on the attached Exhibit 2 and has no existing lien against it to be recorded with the appropriate state bureau or department of motor vehicles in such manner as is appropriate to perfect the Secured Party’s first-priority security interest therein under applicable law and (ii) cause title documentation for those motor vehicles showing such lien to be delivered to the Secured Party.

6.4    Maintenance of Motor Vehicles and Equipment. Debtor shall keep and maintain its motor vehicles and equipment (to the extent not listed on the attached Exhibit 2) in good operating condition and repair (ordinary wear and tear excepted) so that the value and operating efficiency thereof shall at all times be maintained and preserved consistent with reasonable business practices.

6.5    Negative Covenants. Debtor shall not (i) sell, lease or otherwise dispose of, or relocate or transfer, any of the Collateral, except as provided in Section 3.2 or dispositions of any Collateral that is worn out, obsolete or no longer necessary in the business of Debtor (provided that Collateral may be transported to and from and located at multiple job sites and vendors for refurbishment or repair in the ordinary course of business), (ii) allow any liens on the Collateral except the Permitted Liens or (iii) change its name or add any new fictitious name without providing the Secured Party with at least fifteen (15) days prior written notice thereof.

6.6    Relocation of Principal Place of Business. The principal place of business of Debtor, and the addresses at which the Collateral is located, are shown on the attached Exhibit 4. Debtor shall not, without at least thirty (30) days prior written notice to the Secured Party, relocate such principal place of business or the Collateral (subject to Section 6.5 above), with no relocation being permitted outside the United States in any event.

6.7    Further Information. Debtor shall promptly supply the Secured Party with such information concerning Debtor’s business as the Secured Party may reasonably request from time-to-time, and shall within five (5) business days of obtaining knowledge thereof, notify the Secured Party of any event which constitutes an Event of Default.

6.8    Solvency. Debtor is now and shall be at all times hereafter able to pay its debts (including trade debts) as they mature.

6.9    Secured Party Expenses. Debtor shall, within fifteen (15) business days of written demand from the Secured Party accompanied by adequate documentation, reimburse the Secured Party for all sums expended by it which constitute Secured Party Expenses. In the event that Debtor does not pay any Secured Party Expenses payable to a third party within fifteen (15) business days after notice thereof, then the Secured Party may immediately and without further notice pay such Secured Party Expenses on Debtor’s behalf. All Secured Party Expenses that are not paid by Debtor in a timely manner shall become a part of the Obligations and bear interest at the Rate specified in the Note until repaid

6.10    Commercial Tort Claims. Debtor has no pending commercial tort claim (as a plaintiff) against any individual or entity (a “Commercial Claim”) except as listed on the attached Exhibit 5. Debtor shall promptly deliver to the Secured Party notice of any Commercial Claim that Debtor may bring against any individual or entity, together with such information with respect thereto as the Secured Party may reasonably request. Within ten (10) business days after a written request by the Secured Party, Debtor shall grant the Secured Party a security interest in any pending Commercial Claim to the extent such security interest is permitted by applicable law.

6.11    Reliance by the Secured Party; Representations Cumulative. Each representation, warranty and agreement contained in this Agreement shall be conclusively presumed to have been relied on by the Secured Party regardless of any investigation made or information possessed thereby. The representations, warranties and agreements set forth herein shall be cumulative and in addition to any and all other representations, warranties and agreements of Debtor that are set forth in the Closing Documents or any other documents created after the Closing Date and signed by Debtor.

6.12    Article 9 Override Property. Debtor’s “Article 9 Override Property” (as defined in Exhibit 2) does not constitute a material portion of the aggregate value of the Borrowers’ (as defined in the NPA) tangible and intangible personal property assets taken as a whole.

7.    Events of Default. The occurrence of any Event of Default under the Note, after the expiration of any applicable grace or cure period, shall constitute an “Event of Default” by Debtor under this Agreement. At any time during the continuance of an Event of Default, Debtor shall, at its expense, upon the Secured Party’s reasonable request, have an independent appraiser satisfactory to the Secured Party determine the cash value or replacement cost (as applicable) of the Collateral.

8.    Rights and Remedies.

8.1    Rights and Remedies of the Secured Party.

(a)    During the continuance of an Event of Default, without notice of election and without demand, the Secured Party may cause any one or more of the following to occur, all of which are hereby authorized by Debtor:

(i)    The Secured Party may make such payments and take such other actions as it reasonably considers necessary to protect, maintain, perfect or enforce its security interest in the Collateral. Debtor agrees to promptly assemble and make available the Collateral if the Secured Party so requires. Debtor authorizes the Secured Party to enter the premises where the Collateral is located, take and maintain possession of the Collateral (or any part thereof), and pay, purchase, contest or compromise any encumbrance, claim, right or lien which, in the reasonable opinion of the Secured Party, appears to be prior or superior to its security interest in violation of this Agreement, and to pay all reasonable expenses incurred in connection therewith.

(ii)    The Secured Party shall be automatically deemed to be granted a license or other appropriate right to use, without charge or other obligation, Debtor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, and any other property of a similar nature as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral.

(iii)    The Secured Party may ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale and sell (in the manner provided for herein) the Collateral.

(iv)    The Secured Party may sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Debtor’s premises) as is commercially reasonable (it not being necessary that the Collateral be present at any such sale).

(v)    The Secured Party shall be entitled to give notice of the disposition of the Collateral as follows: (A) the Secured Party shall give Debtor a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made, (B) the notice shall be personally delivered or mailed, postage prepaid, to Debtor at least ten (10) days before the date fixed for the sale, or at least ten (10) days before the date on which the private sale or other disposition is to be made, unless the Collateral is perishable or threatens to decline speedily in value, in which case the Secured Party shall use commercially reasonable efforts to provide such notice to Debtor as far in advance of such disposition as is practicable, and (C) if the sale is to be a public sale, the Secured Party shall also give notice of the time and place by publishing a notice at least twice (the first at least twenty (20) days before the date of the sale) in a newspaper of general circulation, if one exists, in the county in which the sale is to be held.

(vi)    The Secured Party may purchase all or any portion of the Collateral at any public sale by credit bid or other appropriate payment therefor.

(vii)    To the extent permitted by applicable law, the Secured Party shall have the following rights and remedies regarding the appointment of a receiver: (A) the Secured Party may have a receiver appointed as a matter of right, (B) the receiver may be an employee of the Secured Party and may serve without bond, and (C) all fees and expenses of the receiver and his or her attorney shall be Secured Party Expenses.

(viii)    The Secured Party, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. The Secured Party may at any time, in its reasonable discretion, transfer any Collateral into its own name or that of its nominee(s) and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Obligations or apply them to payment of the Obligations in such order of preference as the Secured Party may determine. Insofar as any Collateral consists of accounts, general intangibles (including all amounts due to Debtor from a factor), loans receivable, insurance policies, instruments, chattel paper, choses in action, or similar property, the Secured Party may demand, collect, issue receipts for, settle, compromise, adjust, sue for, foreclose, or otherwise realize on the Collateral to such extent as the Secured Party may determine (in its reasonable discretion). For these purposes, the Secured Party may, on behalf of and in the name of Debtor, (A) receive, open and dispose of mail addressed to Debtor and remove therefrom any payments and/or proceeds constituting Collateral, (B) change any address to which mail and payments regarding the Collateral are to be sent, and (C) endorse or sign Debtor’s name on all notes, checks, drafts, money orders, documents of title, instruments and items pertaining to the payment, shipment, or storage of any Collateral. To facilitate collection, the Secured Party may notify (or require Debtor to notify) all account debtors and obligors on any Collateral to forward all payments and proceeds to a post office box under the Secured Party’s exclusive control.

(ix)    The Secured Party may enforce its security interest under this Agreement pursuant to the UCC and/or any other applicable law.

(b)    The Secured Party may deduct from the proceeds of any sale of the Collateral all Secured Party Expenses incurred in connection with the enforcement and exercise of any of the rights and remedies of the Secured Party provided for herein, irrespective of whether suit is commenced. If such deduction does not occur (in the Secured Party’s reasonable discretion), upon demand, Debtor shall pay all of such Secured Party Expenses. Any deficiency which exists after disposition of the Collateral as provided herein shall be paid immediately by Debtor, and any excess that exists shall be returned, without interest and subject to the rights of third parties, to Debtor by the Secured Party; provided, however, that if any excess exists at a time when any of the Obligations remain outstanding, such excess shall instead remain as part of the Collateral and continue to be subject to the security interest in Section 3.1 above until such time as all of the Obligations have been fully satisfied or otherwise terminated.

8.2    Rights and Remedies Cumulative. The rights and remedies of the Secured Party under this Agreement and any other agreements and documents delivered or executed by Debtor in connection with the Obligations shall be cumulative. The Secured Party shall also have all other rights and remedies not inconsistent herewith as are provided under applicable law, or in equity. No exercise by the Secured Party of any one right or remedy shall be deemed an election.

9.    Additional Waivers.

(a)    The Secured Party shall not in any way or manner be liable or responsible for (i) the safekeeping of the Collateral, (ii) any loss or damage to the Collateral occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value of the Collateral or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency or other individual or entity whomsoever, except to the extent that such loss, damage, liability, cost or expense has resulted from the gross negligence or willful misconduct of the Secured Party or its Affiliates. If the Secured Party at any time has possession of any Collateral, whether before or after an Event of Default, the Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if it takes such action for that purpose as Debtor shall request or as the Secured Party, in its reasonable discretion, shall deem appropriate under the circumstances, but failure to honor any request by Debtor shall not of itself be deemed to be a failure to exercise reasonable care. The Secured Party shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve, or maintain any security interest given to secure the Obligations.

(b)    In the event that the Secured Party seeks to take possession of all or any part of the Collateral by judicial process, Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such judicial process.

10.    Notices. All notices or demands by either party relating to this Agreement shall be made in writing as provided in the NPA. Each party shall promptly provide written notice to the other party of any change in address.

11.    Choice of Law. The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder and concerning the Collateral, shall be determined under, governed by, and construed in accordance with the laws of California as applied to contracts made and to be fully performed in such state, without regard to the conflicts of laws provisions thereof, except to the extent that the validity, perfection or enforcement of a security interest hereunder in respect of any Collateral is governed by the laws of Texas or some other state, in which case such laws shall govern.

12.    Waiver of Jury Trial. THE PARTIES EACH WAIVE, TO THE EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT.

13.    General Provisions.

13.1    Effectiveness. This Agreement shall be binding and deemed effective when executed by Debtor and the Secured Party.

13.2    Successors and Assigns. This Agreement shall bind and inure to the benefit of the successors and permitted endorsees, transferees and assigns of the Secured Party. Debtor shall not assign this Agreement or any rights or obligations hereunder, and any such assignment shall be absolutely void.

13.3    Section Headings. Section headings are for convenience only.

13.4    Interpretation. No uncertainty or ambiguity herein shall be construed or resolved against the Secured Party or Debtor, whether under any rule of construction or otherwise. This Agreement shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

13.5    Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

13.6    Entire Agreement; Amendments. This Agreement and the documents referenced herein contain the entire understanding of the parties with respect to the subject matter covered herein and supersede all prior agreements, negotiations and understandings, written or oral, with respect to such subject matter. No provision of this Agreement shall be waived or amended other than by an instrument in writing signed by Debtor and the Secured Party.

13.7    Good Faith. The parties intend and agree that their respective rights, duties, powers, liabilities and obligations shall be performed, carried out, discharged and exercised reasonably and in good faith.

13.8    Waiver and Consent. No delay or omission on the part of the Secured Party in exercising any right shall operate as a waiver of such right or any other right. A waiver by the Secured Party of a provision of this Agreement shall not prejudice or constitute a waiver of the Secured Party’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by the Secured Party, nor any course of dealing between the Secured Party and Debtor, shall constitute a subsequent waiver of any of the Secured Party’s rights or of any of Debtor’s obligations. Whenever the consent of the Secured Party is required under this Agreement, the granting of such consent by the Secured Party in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of the Secured Party.

13.9    Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement.

13.10    Termination. Upon full satisfaction or other termination of the Obligations (i) the Secured Party shall release and return to Debtor all of the Collateral and any and all certificates and other documentation representing or relating to the Collateral and (ii) the security interests provided for under this Agreement shall be terminated and of no further force and effect. At Debtor’s expense, the Secured Party shall take all actions reasonably requested by Debtor in connection with the foregoing.

13.11    Attorney’s Fees. If a party to this Agreement shall bring any action for relief against the other party arising out of or in connection with this Agreement, in addition to all other remedies to which the prevailing party may be entitled, the losing party shall be required to pay to the prevailing party a reasonable sum for attorney’s fees and costs incurred in bringing or defending such action and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action and shall be paid whether or not such action is prosecuted to judgment. Any judgment or order entered in such action shall contain a specific provision providing for the recovery of attorney’s fees and costs incurred in enforcing such judgment. For the purposes of this Section, attorney’s fees shall include, without limitation, fees incurred with respect to the following: (i) post-judgment motions, (ii) contempt proceedings, (iii) garnishment, levy and debtor and third party examinations, (iv) discovery, (v) bankruptcy litigation and (vi) any appellate proceedings.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons on the date first written above.

Debtor:

M&I ELECTRIC INDUSTRIES, INC.

By:	/s/ Charles Dauber
Charles Dauber, President

By:	/s/ William Brod
William Brod, Chief Financial Officer

The Secured Party:

HD SPECIAL-SITUATIONS III, LP

By:	Hunting Dog Capital III, LLC
Its:	General Partner

By:	/s/ Todd Blankfort
Todd Blankfort, Managing Member

EXHIBIT 1

Specific Intellectual Property

Patent Application

Application Number	Title
15/350,101	Electrical Switchgear Manual Safety System and Mechanisms

Registered Trademarks

Application Number	Registration Number	Mark
74172416	1720732	M&I
74172417	1753601	M & I

Unregistered Copyright

Engineering designs and drawings that have not been registered

EXHIBIT 2

Assets Not Included as Collateral

(a)     any contracts, licenses, permits, accounts or chattel paper (collectively, the “Article 9 Override Property”), now or hereafter held or owned by Debtor, to the extent, in each case, that (i) a security interest may not be granted by Debtor in such directly held Article 9 Override Property as a matter of law, or under the terms of the governing document applicable thereto, without the consent of one or more applicable parties thereto, and (ii) such consent has not been obtained; provided that the Collateral shall include (A) any and all proceeds of such directly held Article 9 Override Property to the extent that the proceeds are not themselves directly held Article 9 Override Property which would otherwise fall into the exception provided above, (B) upon receipt by Debtor or Secured Party of any such applicable party or parties’ consent with respect to any otherwise excluded directly held Article 9 Override Property, thereafter such directly held Article 9 Override Property, (C) Article 9 Override Property to the extent that the restriction on the Debtor granting a security interest therein is not effective under applicable law, (D) payment intangibles and (E) Article 9 Override Property to the extent that, notwithstanding any provisions contained therein or related thereto which prohibit assignments thereof, the UCC permits the assignment thereof for collateral purposes, and the assignment thereof is not otherwise precluded by law;

(b)    any equipment, machinery or other fixed asset which Debtor has or may hereafter acquire with the financing of another secured party (collectively, the “PMSI Lien Assets”), and such exclusion shall only apply to the extent that (i) a security interest may not be granted by Debtor in such PMSI Lien Asset under the terms of the lien document applicable thereto without the consent of the secured party thereto, and (ii) such consent has not been obtained. Notwithstanding the foregoing, the Collateral shall include a previously excluded PMSI Lien Asset (i) upon receipt by Debtor or Secured Party of the other secured party’s consent to Secured Party’s lien thereon, or (ii) upon the release of the underlying purchase money lien held by the financing secured party with respect to such PMSI Lien Asset;

(c)    any equipment, inventory, machinery or other fixed asset which Debtor leases or may hereafter lease with the financing of another secured party (collectively, the “Capitalized Lease Lien Assets”), and such exclusion shall only apply to the extent that (i) a security interest may not be granted by Debtor in such Capitalized Lease Lien Asset under the terms of the lien document applicable thereto without the consent of the secured party thereto, and (ii) such consent has not been obtained. Notwithstanding the foregoing, the Collateral shall include a previously excluded Capitalized Lease Lien Asset (i) upon receipt by Debtor or Secured Party of the other secured party’s consent to Secured Party’s lien thereon, or (ii) upon the release of the underlying lien held by the financing secured party with respect to such Capitalized Lease Lien Asset, and Debtor’s acquisition of the ownership thereto;

(d)    any United States trademark or service mark application filed on the basis of Debtor’s intent-to-use such mark, in each case, unless and until evidence of the use of such trademark or service mark in interstate commerce is submitted to, and accepted by, the United States Patent and Trademark Office, provided, that, to the extent such application is excluded from the Collateral, then upon the submission of evidence of use of such trademark or service mark to, and acceptance thereof by, the United States Patent and Trademark Office, such trademark or service mark application shall automatically be included in the Collateral, without further action on any party’s part;

(e)    any proceeds, payments or other rights under insurance contracts covering (x) the acts (or non-acts) of directors, employees or officers of Debtor its subsidiaries; or a parent or other Affiliate thereof or (y) worker’s compensation;

(f)    (i) all of the equity interests in the BOMAY Electric Industries Company, Ltd. (“BOMAY”), whether now owned or hereafter acquired by Debtor or in which Debtor now or hereafter has any rights, options or warrants, together with all certificates representing such units, shares and interests and all rights (but none of the obligations) under or arising out of the organizational documents including, without limitation, the documents relating to BOMAY’s formation, organization, governance (including any shareholder’s or equity holders’ agreement), certificates of designations for preferred stock or other forms of preferred equity and the LLC Agreement (collectively, the “Entity Agreements”);

(ii)    all instruments, documents, chattel papers, accounts, general intangibles, profits, income, surplus, money, credits, claims, demands and other property (real or personal) and revenues of any kind or character now or hereafter relating to, accruing or arising under or in respect of any Entity Agreement or any property, real or personal, now or hereafter owned by BOMAY (the “Property”) or paid, payable or otherwise distributed or distributable or transferred or transferable to Debtor under, in connection with or otherwise in respect of the Property or any Entity Agreement (whether by reason of Debtor’s ownership interest, loans by Debtor or otherwise); and

(iii)    all accessions, appurtenances and additions to and substitutions for any of the foregoing and all products and proceeds of any of the foregoing, together with all renewals and replacements of any of the foregoing, all accounts, receivables, account receivables, instruments, notes, chattel paper, documents (including all documents of title), books, records, contract rights and general intangibles arising in connection with any of the foregoing (including all insurance and claims for insurance affected or held for the benefit of Debtor or BOMAY in respect of the foregoing); and

(g)    (i) all of the equity interests in the M & I Electric Far East PTE Ltd. (“MIEFE”), whether now owned or hereafter acquired by Debtor or in which Debtor now or hereafter has any rights, options or warrants, together with all certificates representing such units, shares and interests and all rights (but none of the obligations) under or arising out of the organizational documents including, without limitation, the documents relating to MIEFE’s formation, organization, governance (including any shareholder’s or equity holders’ agreement), certificates of designations for preferred stock or other forms of preferred equity and the LLC Agreement (collectively, the “Entity Agreements”);

(ii)    all instruments, documents, chattel papers, accounts, general intangibles, profits, income, surplus, money, credits, claims, demands and other property (real or personal) and revenues of any kind or character now or hereafter relating to, accruing or arising under or in respect of any Entity Agreement or any property, real or personal, now or hereafter owned by MIEFE (the “Property”) or paid, payable or otherwise distributed or distributable or transferred or transferable to Debtor under, in connection with or otherwise in respect of the Property or any Entity Agreement (whether by reason of Debtor’s ownership interest, loans by Debtor or otherwise); and

(iii)    all accessions, appurtenances and additions to and substitutions for any of the foregoing and all products and proceeds of any of the foregoing, together with all renewals and replacements of any of the foregoing, all accounts, receivables, account receivables, instruments, notes, chattel paper, documents (including all documents of title), books, records, contract rights and general intangibles arising in connection with any of the foregoing (including all insurance and claims for insurance affected or held for the benefit of Debtor or MIEFE in respect of the foregoing).

EXHIBIT 3

Permitted Liens

First Priority

UCC-1 Financing Statement #12-0016310276 filed with the Texas Secretary of State on 5/22/2012, with M&I Industries, Inc. as Debtor and HYG Financial Services, Inc. as Secured Party

Subordinated.                None.

EXHIBIT 4

Location of Principal Place of Business and Collateral

Principal Place of Business:

4775 South Martin Luther King Jr. Parkway, Beaumont, TX 77706

Location of Collateral:

4775 South Martin Luther King Jr. Parkway, Beaumont, TX 77706

1103 Barataria Avenue, Houma, LA 70360

EXHIBIT 5

Existing Commercial Tort Claims

None.